UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2016

HIGHER ONE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34779	26-3025501
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

115 Munson Street

New Haven, CT 06511

(Address of principal executive offices and zip code)

(203) 776-7776

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A is filed as an amendment (the “Amendment”) to the Current Report on Form 8-K filed by Higher One Holdings, Inc. (“Holdings”) on June 16, 2016 (the “Current Report”). This Amendment is being filed solely for the purpose of correcting a typo in Item 2.01. The Current Report states that the Asset Purchase Agreement includes possible incentive payments during each of the three (3) years beginning in 2017; in the event the annual gross revenue generated by the disbursement business exceeds $7 million, Higher One will receive thirty-five percent of any such excess. The annual gross revenue figure is corrected to read “$75 million”.

No other revisions are being made to the information disclosed in the Current Report, and this Amendment does not reflect events occurring after the filing of the Current Report, or modify or update those disclosures that may be affected by subsequent events, and no other changes are being made to any other disclosure contained in the Current Report.

Item 2.01.  Completion of Acquisition or Disposition of Assets

On June 15, 2016, Higher One Holdings, Inc. (“Holdings”), and Higher One, Inc., a subsidiary of Holdings (“Higher One”) completed its previously announced sale of substantially all of the assets of Higher One’s refund disbursement business to Customers Bank (“Bank”) and Customers Bancorp, Inc. (“Bancorp”, and together with Bank, “Customers”), pursuant to the terms of the December 15, 2015 Asset Purchase Agreement between Holdings, Higher One and Customers.

Pursuant to the terms of the Asset Purchase Agreement, the parties agreed upon an aggregate purchase price of $37 million payable as follows (x) $17 million on the closing date and (y) $10 million on each of the first two anniversaries of such date. The Asset Purchase Agreement also includes possible incentive payments during each of the three (3) years beginning in 2017; in the event the annual gross revenue generated by the disbursement business exceeds $75 million, Higher One will receive thirty-five percent of any such excess.

At the time of closing, (1) Higher One received total cash consideration of $17 million, and (2) Customers placed $20 million into an escrow account for the payments owed on each of the first two anniversaries of the close and for potential indemnification claims. In connection with the close of the sale, Higher One reduced the amount outstanding under its credit facility by $10 million.

Item 9.01.  Financial Statements and Exhibits

(b)	Pro Forma Financial Information.

The following unaudited pro forma condensed consolidated financial statements will be filed by amendment of this Form 8-K within four business days of the reportable event described in Item 2.01.

●	Unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2016 and the years ended December 31, 2015, 2014 and 2013.
●	Unaudited pro forma condensed consolidated balance sheet as of March 31, 2016.
●	Notes to the unaudited pro forma condensed consolidated financial statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 16, 2016

HIGHER ONE HOLDINGS, INC.

By: /s/ Christopher Wolf

Christopher Wolf

Executive Vice President and Chief Financial Officer

3